BALD EAGLE ENERGY

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (the "Agreement") is entered into as of the 1st day of April, 2009 (the "Effective Date"), between Bald Eagle Energy Inc., a Nevada corporation (the "Company"), and Black Diamond Energy Ventures, LLC, a company organized and existing under the laws of the State of Texas ("Contractor"). The parties agree to each of the following:

1. **Contractor's Services**. Contractor will provide executive management services to the Company, performing services that a Chief Operating Officer would typically be expected to perform. The Company will designate the employees who have authority to make assignments to Contractor. Contractor will make regular reports on the status of his services to the Company's employees who make assignments to him. The Company is under no obligation to use Contractor's services for any specific number of hours per week.

2. **Contractor's Obligations**. Contractor will devote the necessary time and attention to perform the services identified in Section 1 above and shall use his best efforts and judgment in performing such services. In performing his services under this Agreement, Contractor will comply with all applicable Company policies and procedures as well as all applicable laws. Contractor shall furnish all of the tools, equipment, supplies and materials he will need to perform his services under this Agreement. Contractor may engage in other activities and/or make investments that do not represent a conflict of interest with the Company. Contractor shall consult with the employees who have authority to make assignments to him to determine whether an activity or investment constitutes a conflict of interest.

3. **Independent Contractor Relationship**. Contractor and the Company agree that Contractor is not an employee of the Company for any purpose. The Company will not provide any employment-related benefits to Contractor such as, but not limited to, workers compensation insurance, unemployment compensation insurance, vacation or sick pay, pension or profit sharing benefits, or any type of health or disability insurance. The Company will not treat Contractor as its employee for federal, state, or local tax purposes. Contractor will not hold himself out as an employee of the Company. Contractor will have no power or authority to incur or create any liability for or in the name of the Company without the prior consent of the Company. Contractor has no authority to hire or fire any employees of the Company.

4. **Term**. This Agreement shall be in effect until December 31st, 2009, and shall automatically renew for consecutive 90-day periods until it is terminated according to the terms of Section 7 of this Agreement. The parties agree that the obligations created in Section 6 of this Agreement will survive the termination of this Agreement.

5. **Fees**. As consideration for entering into this Agreement and for providing the services described in Section 1 above, the Company will compensate Contractor as set forth on Exhibit A. Contractor will be responsible for the payment of all taxes due on the payments made by the Company to Contractor under this Agreement.

6. **Nondisclosure**. The Company will provide confidential and proprietary information to Contractor regarding its clients, vendors, employees, sales, purchasing, pricing, services, computer programs, operations, marketing plans, trade secrets, know-how, technical information, and financial performance. Contractor understands and agrees that during and after the term of this Agreement he will not directly or indirectly use or disclose any such confidential or proprietary information for any reason other than the advancement of the Company's business interests. The parties agree that the restrictions in this paragraph regarding confidential information do not cover public information, information created by entities other than the Company for dissemination to the public or information generally known in the Company's industry.

7. **Termination of Agreement**.

(a) Death or Disability. This Agreement shall automatically terminate upon the death of Contractor or upon Contractor's becoming disabled to the extent that he cannot perform the essential functions of his position with or without reasonable accommodation as determined in good faith by a physician reasonably acceptable to the Company.

(b) Upon Notice. Either party may terminate this Agreement by giving the other party written notice of the intent to terminate at least 30 days prior to the date on which this Agreement or any renewal of this Agreement is scheduled to terminate. Upon giving such notice the parties shall meet and in good faith confer regarding Contractor's services during the notice period. During the notice period following either party's notice of intent to terminate the independent contractor relationship Contractor agrees to use his best efforts to continue providing his services to the Company and the Company agrees to continue compensating Contractor until his termination date with his same compensation as before the notice was given.

8. **Choice of Law and Venue**. The parties agree that this Agreement shall be governed by and construed under the laws of the State of Texas and that any arbitration or lawsuit relating to this Agreement shall be brought in Dallas, Texas.

9. **Waiver**. No delay or omission by either party to this Agreement to exercise any right or power under this Agreement will impair such right or power or be construed as a waiver thereof. A waiver by either of the parties to this Agreement of any of the covenants to be performed by the other or any breach thereof will not be construed to be a waiver of any succeeding breach thereof or of any other covenant contained in this Agreement. All remedies provided for in this Agreement will be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

10. **Notices**. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other shall be deemed to have been duly given if given in writing and personally delivered or sent by mail (registered or

BALD EAGLE ENERGY

certified) or by a recognized "next-day delivery service" to the address set forth below a party's signature.

11. **Entire Agreement**. This Agreement represents the entire agreement relating to the relationship between the Company and Contractor. No prior or subsequent promises, representation, or understandings are to be considered as part of this Agreement or as binding unless expressed in writing signed by the parties.

12. **Amendment**. This Agreement may be amended only in a writing signed by both parties.

13. **Acknowledgment**. By signing below, the parties certify and represent that they have carefully read and considered the foregoing Agreement and fully understand all provisions of this Agreement and understand the consequences of signing this Agreement, and have signed this Agreement voluntarily and without coercion, undue influence, threats, or intimidations of any kind or type whatsoever.

COMPANY:

BALD EAGLE ENERGY INC.

By: ______________________
Alvaro Vollmers
Chief Financial Officer

Address: 21 Waterway Ave., Suite 300
The Woodlands, Texas 77380

INDEPENDENT CONTRACTOR:

BLACK DIAMOND ENERGY VENTURES, LLC

By: ______________________
Andrew S. Harper
President

Address: 32 Highwood Lane
Ipswich, Massachusetts 01938

BALD EAGLE ENERGY

EXHIBIT A

Independent Contractor Agreement – Compensation

- **Retainer:** In consideration for providing the Contractor Services, the Company shall pay to Contractor for the duration of this Agreement a monthly retainer of $2,000 which shall compensate Contractor for his working time up to 12 hours per month.
- **Hourly Rate:** For his working time in excess of 12 hours in any month, the Contractor will bill the Company at a rate of $160 per hour.
- **Expenses:** The Company shall cover other mutually agreed and budgeted expenses (including business class travel and accommodation) or costs incurred by Contractor on behalf of the Company.